Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (hereinafter, “Agreement”) shall be effective December 27, 2012 (hereinafter, “Effective Date”), by and between ALIANTE GAMING, LLC, a Nevada limited liability company (hereinafter, “Company”), and ROBERT SCHAFFHAUSER (hereinafter, “Executive”).

RECITALS

WHEREAS, the Company desires to employ Executive as Chief Financial Officer of the Company on the terms and conditions set forth herein; and

WHEREAS, Executive desires to accept employment as Chief Financial Officer of the Company on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (hereinafter, each, a “Party” and, collectively, the “Parties”) agree that the foregoing Recitals are true and as follows:

AGREEMENT

1.	DEFINITIONS.

In addition to certain terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

1.1 “Affiliate” shall mean any Person who controls, is controlled by, or is under common control with the Company including, without limitation, any parent or subsidiary company, affiliate, owner and/or investor.

1.2 “Base Salary” shall have the meaning as provided in Section 4.1 below.

1.3 “Board of Managers” shall mean the governing board of the Company.

1.4 “Business Day” shall mean any day other than a weekend day, a federal or Nevada State holiday or a vacation day for the Executive.

1.5 “Cause” shall mean:

(a)	habitual intoxication and/or drug addiction;

(b)	a charge with or conviction of a criminal offense constituting a felony or any other criminal offense involving theft, fraud, embezzlement or misappropriation;

(c)	entry of judgment against Executive in a civil action involving a claim of theft, fraud, embezzlement or misappropriation;

(d)	any failure or refusal to observe or comply with any of the material terms or provisions hereof or any failure to observe or comply with any other provision of this Agreement following notice from the Company;

(e)	material inattention to the Company’s business;

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(f)	any failure or refusal to comply with a reasonable directive of the Board of Manager’s, or any failure or refusal to observe or comply with any Company policy, rule or regulation that may be established from time to time by the Board of Managers;

(g)	any acts or omissions which constitute misconduct, dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company;

(h)	by reason of Executive’s personal violation of any relevant State and/or Federal laws, rules and/or regulations with regard to occupational health and safety, discrimination or harassment;

(i)	Executive’s violation of any law, rule or regulation of any governmental or regulatory body material to the business of the Company;

(j)	failure or refusal to timely apply for, denial, revocation or suspension of a license and/or qualification and/or any adverse determination regarding the Executive’s suitability by the Gaming Authorities whose consent, approval, license, waiver, order determination of suitability or other authorization is required in connection with the operation of the Company or its Affiliates; and/or

(k)	reasonable determination of the Company that Executive’s continued relationship with the Company may adversely affect the licensing status of the Company or any Affiliate with any gaming or other regulatory agency.

1.6 “Company Property” shall mean all tangible and intangible items and materials which are created, compiled, received or otherwise possessed by the Company during the course of the Executive’s employment with the Company, all tangible and intangible items and materials provided by the Company to the Executive, or to which the Executive has access in the course of his employment, including, without limitation, all files, records, documents, programs, drawings, specifications, memoranda, notes, reports, manuals, equipment, computer disks, DVDs, other similar items relating to or emanating from the Company, its Affiliates or their respective agents or customers, whether prepared by the Executive or others, and any and all copies, abstracts and summaries thereof.

1.7 “Confidential Information” shall mean confidential and proprietary information and trade secrets of the Company and Affiliates including, without limitation, information and data with respect to: (i) the identity of the investors in the Company, its owners and Affiliates; (ii) the holdings, contractual agreements (including this Agreement), intangible assets, and intellectual property portfolio of the Company and Affiliates including, without limitation, trademarks and trade names, processes, systems, concepts, formulae, software, databases, inventions, data, forecasts, methods of doing business, business opportunities, marketing plans and strategies, business plans or practices, business operations, employees, research and development products or information, market knowledge, sales objectives and strategies, know how and other forms of material non-public information of such companies; (iii) the past, present and future confidential business relationships, client lists, actual and potential customer lists, sponsor lists, investment opportunities and investment plans of the Company and Affiliates, (iv) the historical financial information, financial projections, strategic plans, marketing research, pricing information and accounting and financing data and customer information of the Company and Affiliates, and (v) third party information which Company has a duty to maintain as confidential. Confidential Information shall include information concerning the Company’s or any Affiliate’s customers and/or employees, such as their identity, address, or any other information kept by the Company or any Affiliate concerning its customers and/or employees regardless of whether such information has been reduced to documentary or tangible form. Executive acknowledges and agrees that the Confidential Information constitutes trade

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secrets and/or proprietary information of the Company. All such Confidential Information shall constitute the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, registrations and other rights in connection therewith, including all originals and copies thereof in any form. Confidential Information may exist in electronic, written, visual, verbal or audio form, or some combination thereof, and its form does not affect whether the information is within the scope of the definition of Confidential Information set forth in this Section. There is no requirement that Company’s Confidential Information be marked with any legend or notation confirming its confidential status to be afforded protection under this paragraph. Whenever Confidential Information is incorporated into a new document, electronic file, notes or other tangible media, such media shall become and be construed to be Confidential Information, subject to all of the terms and conditions set forth in this Agreement.

1.8 “Discharge For Cause” shall have the meaning ascribed to it in Section 6.1 below.

1.9 “Discharge Without Cause” shall have the meaning ascribed to it in Section 6.2 below.

1.10 “Equity Election” shall have the meaning ascribed to it in Section 4.4 below.

1.11 “Gaming Authorities” shall mean the state and local governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or involved in regulation of gaming, gaming activities or the operations of the Company in any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Commission and the Nevada State Gaming Control Board.

1.12 “Indemnifiable Action” shall have the meaning ascribed to it in Section 9 below.

1.13 “Initial Term” shall have the meaning ascribed to it in Section 2 below.

1.14 “Performance Bonus” shall have the meaning ascribed to it in Section 4.2 below.

1.15 “Person” shall mean a natural person, any form of business and any other non-governmental legal entity including, but not limited to, a corporation, partnership, trust, or limited liability company.

1.16 “Restriction Period” shall have the meaning ascribed to it in Section 7.3.

1.17 “Salary Termination Payment” shall have the meaning ascribed to in Section 6.2(b).

1.18 “Sale” shall mean the sale of greater than 75% of the membership interests of the Company or of ALST Casino Holdco, LLC, or a sale of substantially all the assets of the Company.

1.19 “Subsequent Term” shall have the meaning ascribed to it in Section 2 below.

1.20 “Term” shall have the meaning ascribed to it in Section 2 below.

1.21 “Total Disability” shall mean a mental or physical incapacity which prevents the Executive from performing, with or without reasonable accommodation, the essential functions of his position with the Company for a minimum period of ninety (90) days, as determined in accordance with Section 6.4 of this Agreement.

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2.	TERM.

Subject to Section 6 hereof, the term of the Executive’s employment hereunder shall commence on December 27, 2012 unless otherwise mutually agreed upon by Executive and the Company and shall terminate one (1) year thereafter (hereinafter, “Initial Term”). Notwithstanding the foregoing, this Agreement shall automatically renew for successive one year periods (hereinafter, “Subsequent Term”) unless: (1) employment is otherwise terminated in accordance with Section 6; or (2) either Party has notified the other in writing at least ninety (90) days prior to the otherwise scheduled expiration of the Initial Term or Subsequent Term of its intent not to renew upon expiration thereof. For purposes of this Agreement, unless and except to the extent the context otherwise specifically requires, “Term” shall mean the cumulative period that includes the Initial Term and every Subsequent Term, as applicable.

3.	POSITION AND RESPONSIBILITIES.

3.1 Employment. The Company hereby employs Executive as Chief Financial Officer and the Executive hereby accepts such employment with the Company with the responsibilities set forth in Section 3.2 below and upon such other terms and conditions as are stated in this Agreement.

3.2 Responsibilities. In his role as Chief Financial Officer, the Executive shall report directly to the President and General Manager of the Company Executive shall have such responsibilities as are commensurate with said title and/or as reasonably assigned and/or directed by the Company, from time to time, which may include duties for one or more Affiliates of the Company. In performing the Executive’s duties hereunder, the Executive shall perform such duties subject to supervision and in accordance with the written policies and directives established by the Company.

3.3 Time and Effort. Executive shall devote his full time and attention to the business and affairs of the Company and shall use all reasonable efforts, skills and abilities to promote the Company’s interests. The Executive shall not be precluded from engaging in charitable and/or community affairs provided that said affairs do not interfere with the Executive’s ability to perform his duties to the Company.

4.	COMPENSATION.

4.1 Base Salary. The Executive’s initial annualized salary shall be Two Hundred and Fifty Thousand Dollars and 00/100 Cents ($250,000.00) (hereinafter, “Base Salary”), payable in accordance with the Company’s regular payroll practices. Executive shall be entitled to the Salary Termination Payment in the event of a Sale of the Company.

4.2 Performance Bonus. Executive shall be eligible for an annual Performance Bonus up to thirty-five percent (35%) of the amount of Executive’s Base Salary based upon performance relative to the agreed upon budget for the relevant fiscal year. The amount of any Performance Bonus shall be determined in the sole and absolute discretion of the Board of Managers.

4.3 Deductions. Executive’s compensation, including, but not limited to, Executive’s Base Salary and Performance Bonus, if any, shall be subject to deduction of all applicable taxes, customary withholdings and such other deductions as the Company is from time to time required to make pursuant to applicable law, rule, governmental regulation or order and/or Executive’s written request.

4.4 Equity Election. Upon Executive’s election, Executive shall be eligible for fully-vested and paid equity in the Company up to fifty percent (50%) of the amount of Executive’s Performance Bonus. The valuation of said equity shall be determined by the Board of Managers.

4.5 Entire Compensation. The compensation and benefits provided in this Agreement shall constitute full payment for the services to be rendered by the Executive to the Company.

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5.	EXPENSE REIMBURSEMENT AND PERQUISITES.

5.1 Business Expense Reimbursement. In accordance with applicable Company policies, the Executive shall be entitled to receive reimbursement by the Company for all out-of-pocket expenses actually and reasonably incurred by Executive in performing services under this Agreement and/or on behalf of the Company, subject to Executive’s provision of documentation to substantiate the incurrence and payment of such expenses on behalf of the Company. Notwithstanding anything herein to the contrary, Executive shall not be entitled to reimbursement for expenses incurred by him in connection with regular commuting to and/or from work.

5.2 Pension and Welfare Benefit Plans. The Executive shall be entitled to participate in employee pension and welfare benefit programs and plans, consistent with the terms and conditions of such programs and plans, made available to the Company’s executive employees generally, as such programs may be in effect and/or modified from time to time during the Term including without limitation, such pension, profit-sharing, 401(k), medical, dental, hospitalization, life insurance, accidental death and dismemberment plans and short-term and long-term disability as may be in effect from time to time during the Term.

5.3 Vacation/Holiday Programs and Other Benefit Plans. The Executive shall be entitled to three (3) weeks’ vacation during the Initial Term and such Subsequent Term, and shall participate in all holiday programs and other benefit plans made available to the Company’s executive employees generally, as such programs may be in effect and/or modified from time to time.

5.4 Other Perquisites. During the Term, Executive shall also be entitled to any other perquisites made available to the Company’s executives in accordance with the terms and conditions of Company policies regarding the same as may be in effect and/or modified from time to time.

6.	TERMINATION.

6.1. Discharge For Cause. Company may discharge the Executive and thereby terminate his employment hereunder for Cause at any time during the Initial Term or Subsequent Term by giving written notice of termination to the Executive of the Company’s election to terminate his employment for Cause; such termination shall be effective as of the date of delivery of such notice to the Executive. In the event the Executive’s employment is terminated by the Company for Cause, the Executive shall be entitled to:

(a)	the portion, if any, of the Executive’s Base Salary which remains unpaid for the period up to the date of termination;

(b)	reimbursement for expenses actually and reasonably incurred but not yet reimbursed by the Company; and

(c)	any other accrued compensation and accrued benefits to which the Executive may otherwise be entitled under applicable plans, programs and agreements of the Company or as provided for, or as otherwise required by applicable law (excluding any Performance Bonus and/or Equity Election).

The Executive’s entitlement to the foregoing shall be without prejudice to the right of the Company to claim or sue for any damages or other legal or equitable remedy to which the Company may be entitled as

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a result of any act constituting Cause as defined herein; provided, however, that the Company shall not be entitled to offset the amounts to which the Executive is entitled under this Section against any damages claimed by the Company.

6.2 Discharge Without Cause. The Company may terminate the Executive’s employment without Cause at any time during the Term by giving written notice of termination to the Executive of the Company’s election to terminate his employment without Cause. In the event that the Executive’s employment is terminated by the Company without Cause, such termination shall be effective immediately, unless a later date is stated, upon delivery of a written notice of such termination from the Company to the Executive, and the Executive shall be entitled to:

(a)	the portion, if any, of the Executive’s Base Salary which remains unpaid for the period up to the date of termination;

(b)	an amount (“Salary Termination Payment”) equal to the greater of (i) Executive’s Base Salary for the remainder of the Initial Term or Subsequent Term, whichever is applicable, or (ii) three (3) months of Executive’s Base Salary in the event termination occurs during the last two (2) months of the Term; paid in equal installments over the remaining months in the Term, in accordance with the Company’s regular payroll practices but subject to Sections 10 and 7.2 of this Agreement, if applicable;

(c)	reimbursement for expenses actually and reasonably incurred but not yet reimbursed by the Company; and

(d)	any other accrued compensation and benefits to which the Executive may otherwise be entitled under applicable plans, programs and agreements of the Company or as provided for, or as otherwise required by applicable law (excluding any Equity Election but including any Performance Bonus, if applicable, prorated based upon the number of days of Executive’s employment during the year of termination).

6.3 Death. In the event of the death of the Executive during the Term, this Agreement shall terminate effective as of the date of the Executive’s death provided however, that the Executive shall be entitled to:

(a)	the portion, if any, of the Executive’s Base Salary which remains unpaid for the period up to the date of Executive’s death;

(b)	reimbursement for expenses actually and reasonably incurred but not yet reimbursed by the Company; and

(c)	any other accrued compensation and benefits to which the Executive may otherwise be entitled under applicable plans, programs and agreements of the Company or as provided for, or as otherwise required by applicable law (excluding any Equity Election but including any Performance Bonus, if applicable, prorated based upon the number of days of Executive’s employment during the year of Executive’s death).

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6.4. Total Disability. In the event Executive is unable to perform services due to Total Disability, the Company shall have the right to terminate the Executive’s employment hereunder by giving the Executive written notice thereof any time following the expiration of ninety (90) days after the last day on which Executive performed services within contemplation of this Agreement, provided, however, that the Executive shall be entitled to:

(a)	the portion, if any, of the Executive’s Base Salary which remains unpaid for the period up to the date of termination;

(b)	reimbursement for expenses actually and reasonably incurred but not yet reimbursed by the Company; and

(c)	any other accrued benefits to which the Executive may otherwise be entitled under applicable plans, programs and agreements of the Company or as provided for, or as otherwise required by applicable law (excluding any Equity Election but including any Performance Bonus, if applicable, prorated based upon the number of days of Executive’s employment during the year of Executive’s Total Disability).

Notwithstanding anything herein to the contrary, in the event of a Total Disability, the Executive shall submit to medical examinations by a licensed physician selected by the Company, to determine whether a Total Disability exists. The Executive may submit documentation relating to the existence of a Total Disability from a licensed physician selected by the Executive for consideration. In the event that the medical opinions of such licensed physicians conflict, the Parties shall cause such licensed physicians to appoint a third licensed physician to examine the Executive. If the Parties are unable to agree upon the selection of a third physician, then either Party shall be entitled to petition the Eighth Judicial District Court for the appointment of a third physician. The opinion of such third licensed physician shall be dispositive.

7.	COVENANTS.

7.1 Non-Solicitation. In consideration for this Agreement to employ the Executive and the other valuable consideration provided for hereunder, the Executive covenants that, during the Restriction Period defined in Section 7.3 below, Executive shall not, unless acting on behalf of the Company, directly or indirectly, for himself or any third party, whether alone or as a partner of a partnership, member of a limited liability company, as an officer, director, or shareholder of a corporation, as a trustee or beneficiary of any trust, as an employee or consultant, or otherwise:

(a)	call on, solicit, induce to leave and/or take away, or attempt to call on, solicit, induce to leave and/or take away, any of the known customers of the Company, either for Executive’s own account or for any third party;

(b)	call on, solicit and/or take away, any potential or prospective customer of the Company, on whom the Executive called or with whom Executive became acquainted during employment with the Company, either for Executive’s own account or for any third party;

(c)	induce or attempt to induce any customer or prospective customer of the Company to discontinue or limit its patronage of the Company’s businesses;

(d)	approach or solicit any employee or independent contractor of the Company or its Affiliates with a view towards enticing such person to leave the employ or service of the Company, or hire or contract with any employee or independent contractor of the Company; or

(e)	induce or attempt to induce any vendor, lessor, licensor, supplier or other person in a business relationship with the Company, or any prospective vendor, lessor, licensor, supplier or other person to discontinue or limit its supply of goods or services to or for the benefit of the Company.

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7.2 Noncompetition. In consideration of Executive’s continued contractual relationship with Company and the terms and conditions contained in this Agreement, Executive agrees that, during the Restriction Period defined in Section 7.3 below, Executive shall not, directly or indirectly, compete with the present business of the Company or the business of the Company that may then be constituted within the Las Vegas Locals Market. For purposes of this Agreement, “Las Vegas Locals Market” shall mean the City of Las Vegas, Nevada, and the area within a forty-five (45) mile radius of the intersection of Las Vegas Boulevard and Charleston Boulevard, excluding (a) the Las Vegas Strip (that area bounded by Paradise Road and straight extensions thereof on the East, Charleston Boulevard on the North, I-I5 on the West, and Sunset Road on the South), and (b) Downtown Las Vegas (that area bounded by Eastern Avenue and straight extensions thereof on the East, 1-515 (U.S. 93/95) on the North, 1-15 on the West, and Charleston Boulevard on the South). Executive understands and agrees that direct competition means development, production, promotion, or sale of any products or services competitive with those of the Company. Indirect competition means employment by, independent contractor relationship with or other services to any competitor or third party providing products or services competing with the Company’s products, for which Executive will perform the same or similar function as he performs for Company.

In the event Executive’s employment is terminated by the Company pursuant to Section 6.2 of this Agreement, (i) the noncompetition provisions set forth in this Section 7.2 shall not apply; provided however, such noncompetition provision shall continue to apply with respect to the Cannery Casino Hotel located in North Las Vegas, Nevada, and any hotel / casino owned or operated by Station Casinos, LLC, or its Affiliates; and (ii) the Salary Termination Payments set forth in Section 6.2(b) of this Agreement shall terminate upon Executive obtaining a comparable full-time position with any employer.

7.3 Restriction Period. Executive may not engage in the activities outlined in Sections 7.1 and/or 7.2 during the Term of this Agreement and for a period of twelve (12) months from the date of expiration of this Agreement or other termination of this Agreement, whichever is earlier.

7.4 Non-Disparagement. Each Party agrees that it shall not, publicly or privately, disparage or make any statement (written or verbal) which would or could impugn the integrity, business or other acumen, ethics, or business or financial practices of any other Party (and/or any of its Affiliates, or their respective officers, directors, shareholders, partners or consultants). Nothing contained in the preceding sentence, however, shall be construed to preclude or prevent any Party from testifying truthfully in a court proceeding or otherwise pursuant to a validly issued subpoena.

7.5 Cooperation.

(a)	During the Term and thereafter, Executive agrees to fully cooperate with the Company and Affiliates during the entire scope and duration of any litigation or administrative proceedings with respect to any matters with which Executive was involved during his employment with the Company.

(b)	During the Term and thereafter, in the event Executive is contacted by parties or their legal counsel with respect to litigation adverse to the Company or its Affiliates, Executive: (i) agrees to provide notice to the Company of such contact as soon as practicable; and (ii) acknowledges that any communication with or in the presence of legal counsel for the Company (including without limitation Company’s outside legal counsel, Company’s inside legal counsel, and legal counsel of each related or affiliated entity of Company) shall be privileged to the extent recognized by law and, further, that Executive will not do anything to waive such privilege unless and until a court of competent jurisdiction decides that the communication is not privileged. In the event the existence or scope of the privileged communication is subject to legal challenge, then the Company must either waive the privilege or pursue litigation to protect the privilege at the Company’s sole expense.

7.6 Survival. The Executive agrees that the provisions of this Section 7 shall survive the expiration and/or termination of this Agreement.

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8.	CONFIDENTIAL INFORMATION AND COMPANY PROPERTY.

8.1 Confidential Information. The Executive understands and acknowledges that Confidential Information constitutes a valuable asset of the Company and its Affiliates and cannot be converted by the Executive for the Executive’s own or any third party’s use. Accordingly, the Executive hereby agrees that he shall not, directly or indirectly (by inference or otherwise) disclose, whether during the Initial Term, Subsequent Term or thereafter, share with or otherwise make known any Confidential Information to any Person not authorized by the Company to have knowledge of, access to and/or otherwise receive such Confidential Information. The Executive further agrees that he shall not directly or indirectly use or make use of any Confidential Information in connection with any business activity other than that of the Company. The Parties acknowledge and agree that this Agreement is not intended to and does not alter either the Company’s rights or the Executive’s obligations under any applicable laws regarding trade secrets and unfair trade practices. Notwithstanding the foregoing, Executive acknowledges that the definition of Confidential Information set forth in this Agreement is broader than the definition of trade secrets under the Nevada Uniform Trade Secrets Act and that, based on this Agreement, Executive is agreeing that such Confidential Information is entitled to broader protection than allowed by law in the absence of this Agreement.

8.2 Company Property. All Company Property is and shall remain exclusively the property of the Company. Executive hereby agrees that he shall not, without consent of the Company, directly or indirectly, share with or otherwise provide any Company Property to any Person not authorized by the Company to have knowledge of, access to and/or otherwise receive such Company Property. The Executive shall immediately deliver to the Company upon termination or other separation, or at any other time the Company reasonably may so request, all Company Property that the Executive has in his possession.

8.3 Required Disclosure. In the event the Executive is required by law or court order to disclose any Confidential Information or to produce any Company Property, the Executive shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or law that requires such disclosure and, if the Company so elects, to the extent permitted by law, give the Company an adequate opportunity, at its own expense, to contest such law or court order prior to any such required disclosure or production by the Executive.

8.4 Survival. The Executive agrees that the provisions of this Section 8 shall survive the expiration and/or termination of this Agreement.

9.	INDEMNIFICATION.

The Company agrees that if the Executive was a party, is a party or is threatened to be made a party to any completed, existing or threatened action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter, “Indemnifiable Action”), other than an action by or in the right of the Company (e.g., derivative action), by reason of the fact that he is or was an executive employee of the Company or is or was serving at the request of the Company as a director, officer, executive, employee, trustee or designated agent of another corporation or of a partnership, joint venture, business trust or other enterprise, including service with respect to employee benefit plans, regardless of whether the basis of such Indemnifiable Action is alleged to be in an official capacity, the Company shall

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idemnify, defend, and hold the Executive harmless to the fullest extent permitted by Nevada law and the Company’s operating agreement, as the same exist or may hereafter be amended (but, in the case of any such amendment to the Company’s operating agreement, only to the extent such amendment permits the Company to provide broader indemnification rights than the Company’s operating agreement permitted the Company to provide before such amendment), against all expense, liability and loss (including, without limitation, reasonably attorneys’ fees, costs, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith. The indemnification allowed by this section does not include any action, suit or proceeding initiated by the Executive against the Company and/or any of its Affiliates or by the Company and/or any of its Affiliates against the Executive.

10.	SECTION 409A LIMITATIONS.

To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Internal Revenue Code (hereinafter, the “Code”), so as to prevent the inclusion in gross income of any amounts payable or benefits provided hereunder in a taxable year that is prior to the taxable year or years in which such amounts or benefits would otherwise actually be distributed, provided, or otherwise made available to the Executive. This Agreement shall be construed, administered and governed in a manner consistent with this intent. Any provision that would cause any amount payable or benefit provided under this Agreement on a deferred basis to be includible in the gross income of the Executive under Section 409A(a)(1) of the Code shall have no force and effect. In particular, to the extent the Executive becomes entitled to receive a payment or a benefit upon an event that does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in this Agreement, such payment or benefit will be made or provided to the Executive on the Executive’s “separation from service” with the Company (within the meaning of Section 409A of the Code). Any reference in this Agreement to Section 409A of the Code shall also include any final regulations, or other guidance, promulgated with respect to the Section by the U.S. Department of Treasury or the Internal Revenue Service.

Executive acknowledges and agrees that the application of Section 409A of the Code to the Company may have financial impact detrimental to the Company. Executive agrees that he will cooperate with and consent to the opinions of financial, tax and/or legal advisers concerning application of Section 409A to minimize any financial impact detrimental to the Company.

11.	GAMING INVESTIGATION.

In the event the Executive is required to apply for and obtain any license, permit, approval, authorization, registration, finding of suitability, or otherwise from any Gaming Authority necessary for the conduct of the Executive’s business on behalf of the Company (collectively, the “Approvals”), then the Company shall pay all costs and expenses of any nature whatsoever, including reasonable attorneys’ fees, in connection with such Approvals, including, without limitation, any costs and expenses of any nature whatsoever associated with the investigation of the Executive by any Gaming Authority.

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12.	NOTICES.

All notices, demands and requests required or permitted to be given to either Party under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address of which such Party may subsequently give written notice:

If to the Company:	Aliante Gaming, LLC 7300 Aliante Parkway North Las Vegas, Nevada 89084 Attention: General Counsel

If to the Executive:	Address on file with Human Resources at the time notice is necessary.

13.	REPRESENTATIONS AND WARRANTIES.

13.1 Executive. The Executive hereby represents and warrants that he has the full legal capacity to enter into this Agreement and that there is no agreement to which he is a party or beneficiary that would prevent, contravene or otherwise adversely impact the Executive’s ability to comply with the terms and obligations set forth herein.

13.2 Company. The Company further represents and warrants to the Executive that as of the Effective Date, this Agreement shall become a binding obligation of the Company and shall be enforceable against it in accordance with its terms, except as may be limited by laws generally affecting the enforcement of contracts. The Company has the power to enter into and perform all of its obligations under this Agreement, and this Agreement has been authorized by all necessary action on the part of the Company.

14.	BENEFICIARIES/REFERENCES.

The Executive shall be entitled to select a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive’s death and may change such election by giving the Company written notice thereof pursuant to this Agreement. In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiaries, estate or other legal representative.

15.	ASSIGNABILITY; BINDING NATURE.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns; provided, however, that no rights or obligations of the Executive under this Agreement may be assigned, delegated or transferred by the Executive, other than rights to compensation and benefits hereunder following Executive’s death, that may be transferred only by will or operation of law and subject to the limitations of this Agreement.

16.	COUNTERPARTS.

This Agreement may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement with the same effect as if all Parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

17.	ENTIRE AGREEMENT.

This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, express or implied, between the Parties with respect hereto. No representations, inducements, promises or agreements that are not set forth herein shall be of any force or effect. No

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modifications of this Agreement shall be effective except those in writing hereafter made and signed by both Parties. Any amendment to this Agreement, including any extension or renewal of the Term, must be made in writing and be signed by the Parties to be effective.

18.	WAIVER.

No claim or right arising out this Agreement or any breach or default hereof can be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved Party hereto. A waiver by either Party of a breach or default by the other Party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provision shall remain in full force and effect.

19.	SEVERABILITY.

If any provision of this Agreement shall be determined to be invalid or unenforceable, in whole or in part, for any reason, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

20.	ARBITRATION.

20.1 Disputes. Any and all disputes relating to this Agreement shall be resolved by arbitration administered by the American Arbitration Association under its National Rules for Resolution of Employment Disputes or other applicable rules or as otherwise mutually agreed to by the Parties. Any arbitration shall take place in Las Vegas, Nevada and shall be governed by the procedural and substantive laws of Nevada.

20.2 Discovery. Notwithstanding any provision of Nevada law or the applicable arbitration rules to the contrary, each Party to any arbitration hereunder shall have all of the rights of discovery pertaining to civil litigation as provided in Nevada law. In addition, each of the Parties will share equally in the costs and expenses of the arbitration proceeding unless the arbitrators find that the position of the non-prevailing Party in such arbitration proceeding was without substantial justification, in which event the arbitrators may assess all or an unequal portion of such costs and expenses against the non-prevailing Party, as the arbitrators deem equitable.

21.	EQUITABLE RELIEF.

Notwithstanding anything herein to the contrary, either Party may seek injunctive or other equitable relief in any state or federal court of competent jurisdiction in Clark County, Nevada without first complying with the arbitration provisions of Section 20, and each Party consents to the exclusive jurisdiction of state and federal courts in Clark County, Nevada for such purpose. The Parties acknowledge and agree that a breach of Section 7 or Section 8 by Executive will result in irreparable harm to the Company which cannot be reasonably quantified in monetary terms. Accordingly, it is acknowledged that the Company shall be entitled to immediate injunctive relief and if the court so permits, may obtain specific performance or a temporary or permanent order restraining any threatened or further breach on the posting of a minimal bond. Nothing contained in this Section 21 shall be deemed to limit either Party’s remedies for any breach of this Agreement.

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22.	GOVERNING LAW.

To the extent not otherwise expressly stated herein, any and all dispute resolution shall be governed by and construed and interpreted in accordance with the procedural and substantive laws of the State of Nevada without reference to the principles of conflict of laws thereof. Likewise, the validity and effect of this Agreement shall be governed exclusively by the laws of the State of Nevada, without regard to its conflicts of law provisions. Except as otherwise provided herein, the Parties agree that venue shall be proper in any state or federal court of competent jurisdiction in Clark County, Nevada.

23.	HEADINGS.

The headings and captions of the sections and subsections contained in this Agreement are for convenience and reference only and shall not be deemed to explain, modify, amplify, control, aid in the interpretation and/or or affect the meaning or construction of any provision of this Agreement.

24.	CONSTRUCTION.

The terms and conditions of this Agreement shall be construed as a whole according to their fair meaning and not strictly for or against any Party. The Parties acknowledge that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the purpose of the Parties.

25.	ATTORNEYS’ FEES.

In the event an action, claim or suit is brought to enforce the terms of this Agreement or to collect damages claimed as a result of a breach of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, costs and all other expenses reasonably associated with the enforcement of this Agreement.

26.	ACKNOWLEDGMENT.

The Executive represents and acknowledges that he is entering into this Agreement knowingly and voluntarily, that he has carefully read this Agreement in its entirety, understands the terms and conditions contained herein, has had the opportunity to review this Agreement with legal counsel of his own choosing and has not relied on any statements made by the Company or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

EXECUTIVE		ALIANTE GAMING, LLC

By:
ROBERT SCHAFFHAUSER		TERRY DOWNEY
Its: President and General Manager

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